Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              Appalachian Power Company
                (Exact name of registrant as specified in its charter)

          Virginia                                               54-0124790
          (State or other jurisdiction                     (I.R.S. Employer
          of incorporation or organization)             Identification No.)

          40 Franklin Road
          Roanoke, Virginia                                           24011
          (Address of principal executive offices)               (Zip Code)

           Registrant's telephone number, including area code: 540-985-2300

                              ARMANDO A. PENA, Treasurer
                     AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                  1 Riverside Plaza
                                 Columbus, Ohio 43215
                                     614-223-2850
              (Name, address and telephone number of agent for service)

             It is respectfully requested that the Commission send copies of all notices, orders and communications to:

          Simpson Thacher & Bartlett         Dewey Ballantine
          425 Lexington Avenue               1301 Avenue of the Americas
          New York, NY 10017-3909            New York, NY 10019-6092
          Attention: James M. Cotter         Attention: E. N. Ellis, IV


          Approximate date of  commencement of proposed sale to the public:
          At such time or times after the effective date of the Registra-tion Statement as the registrant shall determine.


               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE



             Title of                  Proposed    Proposed
          Each Class of                 Maximum     Maximum
          of Securities     Amount     Offering    Aggregate    Amount of
              to be         to be        Price     Offering    Registration
            Registered    Registered   Per Unit*    Price*         Fee

               Debt
            Securities   $75,000,000     100%     $75,000,000    $22,728


          *Estimated solely for purpose of calculating the registration fee.


               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



          The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to $25,000,000 of Debt Securities of the registrant remaining unsold under Registration Statement No. 333-01049, declared effective February 27, 1996.


          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
          THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                    SUBJECT TO COMPLETION, DATED JANUARY 23, 1997

          PROSPECTUS

                              Appalachian Power Company
                                     $100,000,000
                                   Debt Securities


               Appalachian Power Company (the "Company") intends to offer, from time to time, up to $100,000,000 aggregate principal amount of its Debt Securities, consisting of First Mortgage Bonds (the "First Mortgage Bonds"), First Mortgage Bonds, Designated Secured Medium Term Notes (the "Notes") and/or its unsecured debt securities (the "Unsecured Notes"). (The First Mortgage Bonds and the Notes are hereinafter collectively referred to as the "New Bonds"). (The First Mortgage Bonds, the Notes and the Unsecured Notes are hereinafter collectively referred to as the "Debt Securities"). The Debt Securities will be offered in one or more series in amounts, at prices and on terms to be determined at the time or times of sale. The title, aggregate principal amount, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, dividend restrictions in addition to those described herein, if any, and other specific terms of each series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus or pricing supplement ("Prospectus Supplement").


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The Company may sell the Debt Securities through underwrit-ers, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale.

                   The date of this Prospectus is January   , 1997




               No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus or any Prospectus Supplement relating hereto, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. Neither this Prospectus nor this Prospectus as supplemented by any Prospectus Supplement constitutes an offer to sell, or a solicitation of an offer to buy, by any underwriter, agent or dealer in any jurisdiction in which it is unlawful for such underwriter, agent or dealer to make such an offer or solicitation. Neither the delivery of this Prospectus or this Prospectus as supplemented by any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

                                AVAILABLE INFORMATION

               The Company is subject  to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. Certain of the Company's securities are listed on the New York Stock Exchange and on the Philadelphia Stock Exchange, where reports and other information concerning the Company may also be inspected.

                         DOCUMENTS INCORPORATED BY REFERENCE

               The following documents filed by the Company with the SEC are incorporated in this Prospectus by reference:

               -- The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

               -- The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

               -- The Company's Current Report on Form 8-K dated March 19, 1996; and

               -- The Company's Current Report on Form 8-K dated December 23, 1996.

               All documents subsequently filed  by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Mr. G. C. Dean, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000). The information relating to the Company contained in this Prospectus or any Prospectus Supplement relating hereto does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.

                                     THE COMPANY

               The   Company  is  engaged   in  the  generation,  purchase,
          transmission and distribution of electric power to approximately 865,000 customers in Virginia and West Virginia, and in supplying electric power at wholesale to other electric utility companies and municipalities in those states and in Tennessee. Its principal executive offices are located at 40 Franklin Road, S.W., Roanoke, Virginia 24011 (telephone number: 540-985-2300). The Company is a subsidiary of American Electric Power Company, Inc. ("AEP") and is a part of the American Electric Power integrated utility system (the "AEP System"). The executive offices of AEP are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000).

                                   USE OF PROCEEDS

               The Company proposes to use the proceeds from the sales of the Debt Securities to refund long-term debt, to fund its construction program, or to repay short-term unsecured indebtedness incurred in connection with its construction program. The Company's First Mortgage Bonds, 9.35% Series due 2021 ($43,250,000 principal amount outstanding) may be redeemed at their regular redemption price of 107.02%. Such Bonds may also be redeemed at a lower special redemption price (but not lower than 100% of the principal amount thereof) through the application of cash deposited with the Trustee (as defined below), pursuant to certain provisions of the Mortgage (as defined below).

               The Company has estimated that its consolidated construction costs (inclusive of allowance for funds used during construction) during 1997 will be approximately $229,000,000. At January 6, 1997, the Company had approximately $61,000,000 of short-term unsecured indebtedness outstanding.

                          RATIO OF EARNINGS TO FIXED CHARGES

               Below is set forth the ratio of earnings to fixed charges for each of the years in the period 1991 through 1995 and for the 12 month period ended September 30, 1996:


                        12-Month
                      Period Ended                Ratio

                    December 31, 1991             2.85
                    December 31, 1992             2.58
                    December 31, 1993             2.69
                    December 31, 1994             2.37
                    December 31, 1995             2.54
                    September 30, 1996            2.84


                               DESCRIPTION OF NEW BONDS

               The New Bonds will be issued under the Mortgage and Deed of Trust, dated as of December 1, 1940, made by the Company to Bankers Trust Company, New York City, as Trustee, as heretofore supplemented and amended and as to be further supplemented (the "Mortgage"). All First Mortgage Bonds (including the New Bonds) issued and to be issued under the Mortgage are herein sometimes referred to as "Bonds". Copies of the Mortgage, including the respective forms of Supplemental Indenture pursuant to which each series of the New Bonds will be issued (the "new Supplemental Indenture") are filed as exhibits to the Registration Statement.

               The following statements include brief summaries of certain provisions of instruments under which securities of the Company, including Bonds, have been issued. Certain of these instruments apply to the issuance of New Bonds. Such instruments, including amendments and supplements thereto, have been filed by the Company as exhibits to the Registration Statement. Such summaries do not purport to be complete and reference is made to such instruments for complete statements of such provisions. Such summaries are qualified in their entirety by such reference and do not relate or give effect to provisions of statutory or common law.

          Form and Exchange

               Unless otherwise set forth in a Prospectus Supplement, New Bonds in definitive form will be issued only as registered Bonds without coupons in denominations of $1,000 and in multiples thereof authorized by the Company. New Bonds will be exchangeable for a like aggregate principal amount of the same series of New Bonds of other authorized denominations, and will be transferable, at the office or agency of the Company in New York City, and at such other office or agency of the Company as the Company may from time to time designate, in either case without payment, until further action by the Company, of any charge other than for any tax or taxes or other governmental charge required to be paid by the Company. Bankers Trust Company is to be designated by the Company to act as agent for payment, registration, transfer and exchange of the New Bonds in New York City.

          Maturity, Interest, Redemption, Credit Enhancement, Improvement Fund, Additional Dividend Restrictions and Payment

               Information concerning the maturity, interest, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, any dividend restrictions in addition to those described herein and payment with respect to any series of the New Bonds will be contained in a Prospectus Supplement.

          Security

               The New Bonds will be secured, pari passu with Bonds of all other series now or hereafter issued, by the lien of the Mortgage which, except as provided in the following paragraph, constitutes, in the opinion of counsel for the Company, a first lien on substantially all of the fixed physical property and franchises of the Company, subject only to (a) the conditions and limitations in the instruments through which the Company claims title to its properties, (b) "excepted encumbrances" as defined in Section 6 of the Mortgage, including claims later perfected into statutory liens or equitable priorities for taxes, services, materials and supplies, (c) the prior lien of the Trustee for its compensation, expenses and liabilities, and (d) in the case of property acquired of record by the Company since the recordation of the supplemental indenture dated as of March 1, 1996 (not affixed to other property so as thereby to become subject to the Mortgage), recordation of a supplemental indenture conveying such property to the Trustee.

               Property acquired  after the recordation of  the most recent supplemental indenture may be subject to liens, ranking prior to the lien of the Mortgage, existing thereon at the time of acquisition of such property, and the lien thereon of the Mortgage may be subject to the rights of others which may attach prior to recordation of a supplemental indenture conveying such property to the Trustee after its acquisition. The provisions of the Mortgage, in substance, permit releases of property from the lien and the withdrawal of cash proceeds of property released from the lien, not only against new property then becoming subject to the lien, but also against property already subject to the lien of the Mortgage, unless such property was owned at August 31, 1940, or has been made the basis of the issue of Bonds or a credit under Sections 20 or 40 of the Mortgage. Accordingly, any increase in the amount of the mortgaged and pledged property as a result of the after-acquired property clause may be eliminated by means of such releases and withdrawals.

          Issuance of Additional Bonds

               Additional Bonds of any series may be issued in a principal amount equal to:

                    1. 60% of the cost or the then fair value, whichever is less, of unfunded property additions after deduction for retirements;

                    2. The principal amount of Bonds or prior lien bonds retired or then to be retired; and

                    3.   The amount of cash deposited with the Trustee;

          but, except as otherwise provided in the Mortgage, only if the net earnings (as defined in Section 7 of the Mortgage) are at least twice the annual interest requirement on all outstanding Bonds and indebtedness having an equal or prior lien, including the additional issue. However, no Bonds may be issued against property additions subject to prior liens, as defined in Section 6 of the Mortgage (a) if the principal amount of outstanding prior lien bonds secured thereby exceeds 40% of the cost or fair value (whichever is less) of such property additions or (b) if the principal amount of all Bonds theretofore issued on such basis and continuing on such basis, and the amount of certain other items representing deposited cash withdrawn or property released on such basis, in the aggregate, exceeds 15% of the aggregate principal amount of all Bonds theretofore issued (except Bonds issued under Article VII upon retirement of Bonds previously outstanding under the Mortgage), including the additional issue. (See Sections 4, 7, 24, 26, 27, 28, 29, 30, 31 and 40 of the Mortgage and "Description of New Bonds--Maintenance and Replacement Provisions" below.)

               The requirement, referred to above, that net earnings be at least twice the annual interest requirements on all outstanding Bonds and indebtedness having an equal or prior lien, including a proposed additional issue of Bonds, is not applicable under certain circumstances where additional Bonds are issued in a principal amount equal to the principal amount of Bonds or prior lien bonds retired or then to be retired (see Section 30 of the Mortgage). In calculating earnings coverages under the provisions of the Mortgage, the Company includes, as a component of earnings, revenues being collected subject to refund and, to the extent not limited by the terms of the Mortgage, an allowance for funds used during construction, including amounts positioned and classified as an allowance for borrowed funds used during construction. The coverage under such requirement calculated as of September 30, 1996 based on the amounts then recorded in the accounts of the Company, was at least 4.06.

               It is estimated that as of January 7, 1997, the Company had available for use in connection with the authentication of Bonds approximately $950,000,000 of unbonded bondable property additions. The Company expects that the New Bonds will be authenticated upon the basis of Bonds previously retired or to be retired and/or property additions.

          Other Restrictions Upon Creation and/or Issuance of New Bonds and Other Senior Securities

               There are, in addition to the foregoing restrictions, additional limitations upon the creation and/or issuance by the Company of long-term debt securities and of shares of stock ranking, as to dividends and distributions of assets, prior to the common stock equity of the Company.

               The issuance of additional securities is limited by provisions of the Restated Articles of Incorporation of the
          Company which require the consent of the holders of the Cumulative Preferred Stock then outstanding prior to certain corporate actions.

               The favorable vote of holders of at least two-thirds of the total voting power of the Cumulative Preferred Stock then outstanding is required (see Restated Articles of Incorporation, Article V, Paragraph (7)(A)) (a) to increase the total authorized amount of the Cumulative Preferred Stock; (b) to create or authorize any series of stock (other than a series of the Cumulative Preferred Stock) ranking prior to or on a parity with the Cumulative Preferred Stock as to assets or dividends, or to create or authorize any obligation or security convertible into shares of any such stock, or to issue any such prior ranking stock or security more than twelve months after the date as of which the Company was empowered to create or authorize such stock or security; or (c) to change any of the express terms of the Cumulative Preferred Stock or of any outstanding series thereof in a manner prejudicial to the holders thereof. Under Paragraph
          (7)(A)(c) of Article V of the Restated Articles of Incorporation, if less than all series are prejudicially affected, only the consent of the holders of two-thirds of the total number of votes which holders of the shares of each series so affected are entitled to cast is required.

               The favorable vote of the holders of a majority of the total voting power of the Cumulative Preferred Stock then outstanding is required before the Company may (see Restated Articles of Incorporation, Article V, Paragraph (7)(B)):

                    (a) merge or consolidate with or into any other corporation or corporations, or sell all or substantially all of its assets, unless such action has been approved by the SEC or by a successor regulatory authority;

                    (b)  issue or  assume  any evidences  of  indebtedness,
               secured or unsecured (other than (i) Bonds issued under the Company's Mortgage, (ii) bonds issued under a new mortgage replacing the Mortgage, (iii) bonds issued under any other new mortgage, provided the Mortgage shall have been irrevocably closed against the authentication of additional Bonds thereunder, (iv) indebtedness secured by bonds of the Company or by bonds issued under any such new mortgage, (v) indebtedness secured by bonds issued under a mortgage existing at the time of acquisition of property acquired by the Company, provided such mortgage, or any mortgage replacing it, is irrevocably closed against authentication of additional bonds thereunder, or (vi) obligations to pay the purchase price of materials or equipment made in the ordinary course of the Company's business), for purposes other than the refunding or renewing of evidences of indebtedness previously issued or assumed by the Company resulting in equal or longer maturities or redeeming or otherwise retiring all outstanding shares of the Cumulative Preferred Stock, if immediately after such issue or assumption, (x) the total principal amount of all such indebtedness (other than those referred to in (i) through
               (vi) above) issued or assumed by the Company and then outstanding (including the evidences of indebtedness then to be issued or assumed) would exceed 20% of the sum of (1) the total principal amount of all debt securities of the character hereinbefore described in (i) through (vi) above, issued or assumed by the Company and then to be outstanding, and (2) the stated capital and surplus of the Company, or
               (y) the total outstanding principal amount of all unsecured debt securities of the Company (other than obligations of the character described in (vi) above) would exceed 20% of the sum of (1) the total outstanding principal amount of all bonds or other secured debt of the Company, and (2) the stated capital and surplus of the Company, or (z) the total outstanding principal amount of all unsecured debt securities of the Company (other than obligations of the character described in (vi) above) of maturities of less than 10 years would exceed 10% of the sum of (1) the total principal amount of all bonds or other secured debt of the Company, and (2) the stated capital and surplus of the Company; provided that the payment due upon the maturity of unsecured debt having an original single maturity of 10 or more years or the payment due upon the final maturity of any unsecured serial debt which had original maturities of 10 or more years is not regarded for purposes of this subparagraph
               (b) as unsecured debt of a maturity of less than 10 years until payment thereof is required within 3 years;

                    (c) issue or reissue any shares of the Cumulative Preferred Stock or of any other class of stock ranking on a parity with the outstanding shares of Cumulative Preferred Stock as to dividends or assets for any purpose other than to refinance an amount of outstanding Cumulative Preferred Stock, or stock ranking prior to or on a parity with the Cumulative Preferred Stock as to dividends or assets, having an aggregate involuntary liquidation amount equal to the aggregate involuntary liquidation amount of such issued or reissued shares, unless (i) the net income of the Company, determined in accordance with generally accepted accounting principles to be available for the payment of dividends for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month of such issuance, is equal to at least twice the annual dividend requirements on the Cumulative Preferred Stock (including dividend requirements on such prior or parity stock), which will be outstanding immediately after such issuance; (ii) the gross income of the Company for the same period determined in accordance with generally accepted accounting principles (but in any event after all taxes including taxes based on income) is equal to at least one and one-half times the aggregate of annual interest charges on indebtedness (excluding interest charges on indebtedness to be retired by the application of the proceeds from the issuance of such shares) and the annual dividend requirements on the Cumulative Preferred Stock (including dividend requirements on such prior or parity stock), which will be outstanding immediately after such issuance; and
               (iii) the aggregate of the Common Stock Equity, as defined, is at least equal to the aggregate amount payable in connection with an involuntary liquidation of the Company with respect to all shares of Cumulative Preferred Stock and all shares of such prior or parity stock, if any, which will be outstanding immediately after such issuance. No dividends may be paid on Common Stock which would result in the reduction of the Common Stock Equity, as defined, below the requirements of clause (iii).

               The restrictions and limitations described or referred to above, which are designed to protect the relative positions of the holders of outstanding senior securities of the Company, can operate in such manner as to limit substantially the additional amounts of senior securities which can be issued by the Company. The Company believes that its ability to issue short and long-term debt securities and preferred stock in the amounts required to finance its operations and construction program may depend upon timely rate recovery. If the Company is unable to continue the issue and sale of securities on an orderly basis, the Company will be required to consider the obtaining of additional amounts of common equity, the use of possibly more costly alternative financing arrangements, if available, or the curtailment of its construction program and other outlays.

               Other than the security afforded by the lien of the Mortgage and restrictions on the incurrence of additional debt described above and under "Description of New Bonds--Issuance of Additional Bonds" herein, there are no provisions of the Mortgage which afford holders of New Bonds protection in the event of a highly leveraged transaction involving the Company. However, such a transaction would require regulatory approval and management of the Company believes such approval would be unlikely in a transaction which would result in the Company having a highly leveraged capital structure.

          Maintenance and Replacement Provisions

               Section 40 of the Mortgage provides (A) in Part I thereof for the annual deposit by the Company with the Trustee on or before April 30 of an amount in cash or principal amount of Bonds of any series equal to the amount by which a defined percentage (currently 15%) of the base operating revenues, as defined in
          Section 40, less the cost of purchased power during the preceding calendar year exceeds the aggregate amounts expended during such period by the Company for repairs and maintenance and for property substituted for property retired since August 31, 1940; and (B) in Part II thereof for the annual deposit (which the Mortgage requires to be made so long as any of the Bonds of any series issued prior to December 31, 1992 are outstanding and which, except as disclosed in a Prospectus Supplement, the new Supplemental Indenture will not require to be made so long as any of the New Bonds are outstanding) by the Company with the Trustee on or before April 30 of an amount in cash or principal amount of Bonds of any series equal to the excess of the product of a specified percentage (currently 2.25% but subject to change as provided in the Mortgage) and the average of the Depreciable Property (as defined) of the Company at the first and the last day of the preceding calendar year over the sum of (i) the aggregate amount expended during the preceding calendar year for property substituted for retired property, (ii) the aggregate of the property additions certified, and the cash and/or Bonds deposited pursuant to the requirements of Part I of Section 40 with respect to such year, and (iii) any credit applicable to prior years. The Company may under this covenant certify to the Trustee, in lieu of depositing cash or Bonds, property additions which are not then funded property (which thereupon become funded property) at cost or fair value, whichever is less.

               The Supplemental Indenture  dated as of May 1,  1979 amended
          Article XX to provide that the Mortgage may at a future date be amended (i) to delete the requirement for annual deposits pursuant to Part I of Section 40 of the Mortgage and/or (ii) to delete the 15% limit on Bonds issued on the basis of property additions subject to prior liens, upon compliance with the provisions of the Mortgage but without the favorable vote or consent of the holder of any new Bond or any other Bond issued after April 30, 1979 or including any such new Bond or other such Bond in determining whether a quorum exists or a specified percentage of holders of Bonds participated in action on any such amendment. The Company, in its application to the SEC with respect to the issuance of $70,000,000 principal amount of First Mortgage Bonds, 11% Series due 1987, proposed, and the SEC approved, a change in the specified percentage in Part II of
          Section 40 of the  Mortgage from 2.25% to  2.90%, such change  to
          become  effective  on  the  date   the  Mortgage  is  amended  as
          contemplated in clause (i) above and to continue at 2.90% until another change in such percentage shall be authorized or approved upon application by the Company to the SEC. In connection with the amendment contemplated by the next two sentences, the Company has elected, and the SEC has authorized the Company to retain, the applicable percentage at 2.25%. Since all Bonds issued prior to April 30, 1979 have matured or been redeemed, the Company may now amend the Mortgage to make such changes described above. The Company proposes to amend the Mortgage to delete (i) the requirement for annual deposits pursuant to Part I of Section 40 of the Mortgage and (ii) the 15% limit on Bonds issued on the basis of property additions subject to prior liens.

          Release and Substitution of Property

               The Mortgage permits property to be released from the lien of the Mortgage upon compliance with the provisions thereof. Such provisions require that, in certain specified cases, cash be deposited with the Trustee in an amount equal to the excess of the fair value of the property to be released over the aggregate of certain computations required by the Mortgage. (See Sections 65 and 69 of the Mortgage.) The Mortgage also contains certain requirements relating to the withdrawal of release moneys. (See
          Section 67 of the Mortgage.)

          Modification of the Mortgage

               Article XX of the Mortgage provides for modifying or altering the Mortgage with the consent of the Company and by vote of the holders of at least 75% in principal amount of the outstanding Bonds which are affected by the proposed modification or alteration. No modification or alteration, without the consent of the holder of a Bond, may modify the terms of payment of the principal amount of or interest on such Bond or create an equal or prior lien or deprive such holder of a lien on the mortgaged property or reduce the above percentage.

          Restriction on Common Stock Dividends

               Various restrictions on the use of retained earnings for cash dividends on Common Stock and other purposes are contained in or result from other covenants in the charter. At September 30, 1996, the Company's consolidated unrestricted retained earnings amounted to $211,865,000. Unless otherwise specified in a Prospectus Supplement, there will be no additional restrictions on common stock dividends.

          Concerning the Trustee

               AEP System companies, including the Company, utilize many of the banking services offered by Bankers Trust Company in the normal course of their businesses. Among such services are the making of short-term loans and in certain cases term loans, generally at rates related to the prime commercial interest rate, and acting as a depositary. In addition, Bankers Trust Company will serve as Trustee under the Company's Indenture for the Unsecured Notes. (See "Description of Unsecured Notes" herein.)

               The Trustee may, and upon written request of the holders of a majority in principal amount of the Bonds shall, declare the principal due upon occurrence of a completed default, but the holders of a majority in principal amount of the Bonds may annul such declaration if the default has been cured. (See Section 71 of the Mortgage.) The holders of a majority in principal amount of the Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage. (See Section 76 of the Mortgage.) No Bondholder has the right to institute any proceeding for the enforcement of the Mortgage unless such holder shall have given the Trustee written notice of a completed default, the holders of 25% in principal amount of the Bonds shall have offered to the Trustee indemnity against costs, expenses and liabilities, requested the Trustee to take action and given the Trustee reasonable opportunity to take such action. The foregoing does not affect or impair the right of a holder of a Bond to enforce the payment of the principal of and interest on such Bond on the respective due dates. (See Section 86 of the Mortgage.) The Trustee is entitled to be indemnified before taking action to enforce the lien at the request of such Bondholders. (See Section 75 of the Mortgage.)

          Defaults

               By Section 71 of the Mortgage, the following are defined as "completed defaults": default in the payment of principal; default for 60 days in the payment of interest; default in payment of principal or interest on outstanding prior lien bonds in certain cases; certain events of bankruptcy, insolvency or reorganization; and default continued for 60 days after notice in the performance of any other covenant. By Section 59 of the Mortgage, a failure to provide money for the redemption of Bonds called for redemption also constitutes a completed default. The Company is required to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.

                            DESCRIPTION OF UNSECURED NOTES

               The Unsecured Notes will be issued in series under an Indenture to be entered into between the Company and Bankers Trust Company, as Trustee (the "Trustee") (the "Indenture"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Indenture, and the form of Supplemental Indenture thereto, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

          General

               The Unsecured Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the aggregate principal amount of notes that may be issued thereunder and provides that Unsecured Notes issued thereunder may be issued thereunder from time to time in one or more series, as authorized by a Board Resolution, and set forth in a Company Order (as defined in the Indenture) or one or more supplemental indentures creating such series. The Restated Articles of Incorporation of the Company, however, limit the issuance of long-term securities. (See "Description of New Bonds--Other Restrictions Upon Creation and/or Issuance of New Bonds and Other Senior Securities" above.)

               Substantially all of the  fixed properties and franchises of the Company are subject to the lien of the Mortgage under which the Company's First Mortgage Bonds are outstanding. See "Description of New Bonds".

               The Unsecured Notes are not convertible into any other security of the Company. The Indenture does not contain any provisions that afford holders of Unsecured Notes protection in the event of a highly leveraged transaction involving the Company. Such a transaction would require regulatory approval, and management of the Company believes such approval would be unlikely in a transaction which would result in the Company having a highly leveraged capital structure. The Indenture also does not contain any provisions that afford holders of Unsecured Notes protection against the Company incurring other indebtedness.

          Maturity, Interest, Redemption, Credit Enhancement, Covenants and Restrictions and Payment

               Information concerning the maturity, interest, redemption provisions, if any, sinking fund, if any, credit enhancement, if any, any covenants or restrictions, such as limitations on liens or dividend restrictions, and payment with respect to any series of the Unsecured Notes will be contained in a Prospectus Supplement.

          Form and Exchange

               Unless otherwise set forth in a Prospectus Supplement, Unsecured Notes in definitive form will be issued only as registered Unsecured Notes without coupons in denominations of $1,000 and in integral multiples thereof authorized by the Company. Unsecured Notes will be exchangeable for a like aggregate principal amount of the same series of Unsecured Notes of other authorized denominations, and will be transferable, at the office or agency designated by the Company in New York City, or at such other office or agency designated by the Company, in either case without payment, until further action by the Company, of any charge other than for any tax or taxes or other governmental charge required to be paid by the Company. Bankers Trust Company is to be designated by the Company to act as agent for payment, registration, transfer and exchange of the Unsecured Notes in New York City.

          Payment and Paying Agents

               Payment of principal of and premium (if any) on any Unsecured Note will be made only against surrender to the Paying Agent of such Unsecured Note. Principal of and any premium and interest on Unsecured Notes will be payable at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register with respect to such Unsecured Notes.

               The Trustee will initially act as Paying Agent with respect to Unsecured Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts. (Sections 4.02 and 4.03 of the Indenture).

               All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Unsecured Note that remains unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable, subject to applicable law, will be repaid to the Company and the holder of such Unsecured Note will thereafter look only to the Company for payment thereof. (Section
          11.04 of the Indenture).

          Modification of the Indenture

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Unsecured Notes of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Unsecured Notes; provided, that no such modification may, without the consent of the holder of each outstanding Unsecured Note affected thereby, (i) extend the fixed maturity of any Unsecured Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Unsecured Notes, the holders of which are required to consent to any such supplemental indenture. (Section 9.02 of the Indenture).

               In addition, the Company and the Trustee may execute, without the consent of any holder of Unsecured Notes, any supplemental indenture for certain other usual purposes including the creation of any new series of notes to be issued under the Indenture. (Sections 2.01, 9.01 and 10.01 of the Indenture).

          Events of Default

               The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Unsecured Notes:

                    (a) failure for 30 days to pay interest on Unsecured Notes of that series when due; or

                    (b) failure to pay principal or premium, if any, on Unsecured Notes of that series when due whether at maturity, upon redemption, by declaration or otherwise; or

                    (c) failure for 30 days to pay any sinking fund obligation on Unsecured Notes of that series; or

                    (d) failure by the Company to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Trustee or the holders of at least 25% in principal amount of the outstanding Unsecured Notes of that series; or

                    (e) certain events involving bankruptcy, insolvency or reorganization of the Company; or

                    (f) any other event of default provided for in a series of Unsecured Notes. (Section 6.01 of the Indenture).

               The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of Unsecured Notes may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06 of the Indenture).

               The holders of a majority in aggregate outstanding principal amount of any series of Unsecured Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (Section 6.06 of the Indenture). Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Unsecured Notes, unless such holders shall have offered to the Trustee indemnity satisfactory to it. (Section 7.02 of the Indenture).

               The holders of a majority in aggregate outstanding principal amount of any series of Unsecured Notes affected thereby may, on behalf of the holders of all Unsecured Notes of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest when due otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee) or a call for redemption of Unsecured Notes of such series. (Section 6.06 of the Indenture). The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d) of the Indenture).

          Consolidation, Merger and Sale

               The Indenture does not contain any covenant that restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on all notes issued under the Indenture. (Section 10.01 of the Indenture).

          Legal Defeasance and Covenant Defeasance Discharge

               Unsecured Notes of a series may be defeased in accordance with their terms and, unless the Supplemental Indenture or the Company Order establishing the terms of the series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of an Unsecured Note, to replace destroyed, lost or stolen Unsecured Notes and to maintain agencies in respect of the Unsecured Notes) with respect to the Unsecured Notes of the series and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations with respect to the Unsecured Notes of the series under any restrictive covenant which may be applicable to a particular series ("covenant defeasance").

               The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to a particular series.

               To exercise either defeasance option as to a series, the Company must deposit in trust (the "defeasance trust") with the Trustee, money or Governmental Obligations, or a combination, for the payment of principal, premium, if any, and interest on the Unsecured Notes of the series to redemption or maturity and must comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for Federal income tax purposes.

               In the event the Company exercises its option to effect a covenant defeasance with respect to the Unsecured Notes of any series as described above and the Unsecured Notes of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than the Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and securities on deposit with the Trustee would be sufficient to pay amounts due on the Unsecured Notes of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the Unsecured Notes of that series at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for such payments. (Section 11.01 of the Indenture).

          Governing Law

               The Indenture and Unsecured Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05 of the Indenture).

          Concerning the Trustee

               AEP System companies, including the Company, utilize many of the banking services offered by Bankers Trust Company in the normal course of their businesses. Among such services are the making of short-term loans and in certain cases term loans, generally at rates related to the prime commercial interest rate, and acting as a depositary. In addition, Bankers Trust Company serves as Trustee under the Company's Mortgage. (See "Description of New Bonds" herein.)

                                 RECENT DEVELOPMENTS

               Reference is made to page C-5 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, for a discussion of a settlement agreement filed with the Public Service Commission of West Virginia ("WVPSC") on November 12, 1996, regarding the Company's rates in West Virginia. The WVPSC on December 27, 1996, approved the settlement agreement with certain minor exceptions.

                                    LEGAL OPINIONS

               Opinions with respect to the legality of the New Bonds and/or Unsecured Notes will be rendered by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York, and 1 Riverside Plaza, Columbus, Ohio, counsel for the Company, and by Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, counsel for any underwriters, dealers or agents. In connection with the issuance of New Bonds, Simpson Thacher & Bartlett and Dewey Ballantine will rely as to matters of Virginia law, upon the opinion of Hunton & Williams, as to matters of West Virginia law, upon the opinion of Robinson & McElwee and as to matters of Tennessee law, upon the opinion of Hunter, Smith & Davis, LLP, all counsel for the Company. Additional legal opinions in connection with the offering of the Unsecured Notes may be given by John M. Adams, Jr. or Thomas G. Berkemeyer, counsel for the Company. Mr. Adams is Assistant General Counsel, and Mr. Berkemeyer is a Senior Attorney, in the Legal Department of American Electric Power Service Corporation, a wholly owned subsidiary of AEP. From time to time, Dewey Ballantine acts as counsel to affiliates of the Company in connection with certain matters.

                                       EXPERTS

               The financial  statements  and related  financial  statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

               The legal conclusions in "Security" under the caption "Description of New Bonds", as to those matters governed by the laws of the Commonwealth of Virginia have been reviewed by Hunton & Williams, Richmond, Virginia; as to those matters governed by the laws of the State of West Virginia by Robinson & McElwee, Charleston, West Virginia; and as to those matters governed by the laws of the State of Tennessee by Hunter, Smith & Davis, LLP, Kingsport, Tennessee, all counsel for the Company. All of said statements are made on the authority of said firms as experts.

                                 PLAN OF DISTRIBUTION

               The Company may sell the New Bonds and/or Unsecured Notes in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement relating to a series of the New Bonds and/or Unsecured Notes will set forth the terms of the offering of the New Bonds and/or Unsecured Notes, including the name or names of any underwriters, dealers or agents, the purchase price of such New Bonds and/or Unsecured Notes and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time after the initial public offering.

               If underwriters are used in the sale, the New Bonds and/or Unsecured Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters with respect to a particular underwritten offering of New Bonds and/or Unsecured Notes will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriters will be set forth on the cover page of such Prospectus
          Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the New Bonds and/or Unsecured Notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such New Bonds and/or Unsecured Notes if any are purchased.

               New Bonds and/or Unsecured Notes may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the New Bonds and/or Unsecured Notes in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase New Bonds and/or Unsecured Notes from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Subject to certain conditions, the Company may agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act of 1933.



                   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.*

                    Estimation based upon the issuance of all of the Debt Securities in one issuance:

          Securities and Exchange Commission
            Filing Fees                                            $ 22,728
          State Filing and Recordation fees and
            expenses                                                 40,000
          Printing Registration Statement,
            Prospectus, etc.                                         25,000
          Printing and Engraving Debt Securities                     10,000
          Independent Auditors' fees                                 15,000
          Charges of Trustee (including counsel fees)                17,500
          Legal fees                                                103,500
          Rating Agency fees                                         57,500
          Miscellaneous expenses                                     20,000

               Total                                               $311,228

          *    Estimated, except for filing fees.


          Item 15.  Indemnification of Directors and Officers.

               The Bylaws of the Company provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal because such person is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any obligations to pay judgments, settlements, penalties, fines (including any excise tax) or reasonable expenses (including attorneys' fees) incurred by such person in connection with such action, suit or proceeding if (a) such person conducted him or herself in good faith, (b) such person believed in the case of conduct in such person's official capacity with the Company (as defined) that his or her conduct was in the best interests of the Company, and, in all other cases, that his or her conduct was at least not opposed to its best interests, (c) with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful and (d) such person was not grossly negligent or guilty of willful misconduct. Such indemni-fication in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding. Any such indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because such person has met the applicable standard of conduct.

               Section 13.1-698 of the Code of Virginia provides that unless limited by the articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which such person was a party because such person is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding. Section 13.1-699 provides that a corporation may pay for or reimburse reasonable expenses incurred by a director who is a party to such a proceeding in advance of final disposition of such proceeding if (a) the director furnishes a written statement of his or her good faith belief that the standard of conduct described in
          Section 13.1-697 has been met; (b) the director furnishes the corporation a written undertaking by or on behalf of the director to repay the advance if it is ultimately determined that such person did not meet the standard of conduct; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification. Section 13.1-700.1 provides procedures which allow directors to apply to a court for an order directing advances or indemnification.

               Section 13.1-702 provides that unless limited by the articles of incorporation, (a) officers are entitled to mandatory indemnification under Section 13.1-698 and to apply for court ordered indemnification under Section 13.1-700.1 to the same extent as a director, and (b) that a corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as to a director. Section 13.1-704 provides that any corporation shall have the power to make any further indemnity to any director, officer, employee or agent that may be authorized by the articles of incorporation or any bylaw made by the stockholders or any resolution adopted, before or after the event, by the stockholders, except an indemnity against willful misconduct or a knowing violation of criminal law.

               The above is a general summary of certain provisions of the Company's Bylaws and the Code of Virginia and is subject in all respects to the specific and detailed provisions of the Company's Bylaws and the Code of Virginia.

               Reference  is made to the Selling  Agency Agreement filed as
          Exhibit  1(a) hereto and  to the Underwriting  Agreement filed as
          Exhibit 1(b) hereto, which provide for indemnification of the Company, certain of its directors and officers, and persons who control the Company, under certain circumstances.

               The  Company  maintains   insurance  policies  insuring  its
          directors and officers against certain obligations that may be incurred by them.

          Item 16.  Exhibits.

               Reference  is  made  to  the information  contained  in  the
          Exhibit Index filed as part of this Registration Statement.

          Item 17.  Undertakings.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in  the prospectus any facts or  events
               arising  after  the  effective  date  of  the   registration
               statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Debt Securities (if the total dollar value of Debt Securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the
          Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Debt Securities, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of the Commonwealth of Virginia, the registrant's Bylaws or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Debt Securities, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 23rd day of January, 1997.

                                        APPALACHIAN POWER COMPANY

                                        E. Linn Draper, Jr.*
                                        Chairman of the Board and
                                           Chief Executive Officer


               Pursuant to the requirements of the Securities  Act of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.

                    Signature                 Title                  Date

          (i) Principal Executive
                Officer              Chairman of the Board
                                     and Chief Executive
              E. Linn Draper, Jr.*         Officer         January 23, 1997

          (ii) Principal Financial
                 Officer:

               G. P. Maloney*          Vice President      January 23, 1997

          (iii) Principal Accounting
                  Officer:

               P. J. DeMaria*          Controller          January 23, 1997

          (iv) A Majority of the
                 Directors:

               P. J. DeMaria*
               E. Linn Draper, Jr.*
               H. W. Fayne*
               Wm. J. Lhota*
               G. P. Maloney*
               James J. Markowsky*
               J. H. Vipperman*                            January 23, 1997

          *By_/s/ A. A. Pena_____
          (A. A. Pena, Attorney-in-Fact)


                                    EXHIBIT INDEX

               Certain of the following exhibits, designated with an asterisk (*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

          Exhibit No.                    Description

          * 1(a)    -    Copy of proposed form of Selling  Agency Agreement
                         for the Debt Securities.

          * 1(b)    -    Copy  of proposed  form of  Underwriting Agreement
                         for the Debt Securities.

            4(a)    -    Copy of  Mortgage and Deed  of Trust, dated  as of
                         December 1, 1940, between the Company  and Bankers
                         Trust Company and R. Gregory Page, as Trustees, as
                         amended  and supplemented  [Registration Statement
                         No. 2-7289, Exhibit  7(b); Registration  Statement
                         No. 2-19884, Exhibit 2(1);  Registration Statement
                         No.2-24453,  Exhibit 2(n);  Registration Statement
                         No. 2-60015, Exhibits  2(b)(2), 2(b)(3),  2(b)(4),
                         2(b)(5),   2(b)(6),  2(b)(7),   2(b)(8),  2(b)(9),
                         2(b)(10), 2(b)(12),  2(b)(14), 2(b)(15), 2(b)(16),
                         2(b)(17), 2(b)(18),  2(b)(19), 2(b)(20), 2(b)(21),
                         2(b)(22), 2(b)(23),  2(b)(24), 2(b)(25), 2(b)(26),
                         2(b)(27) and 2(b)(28); Registration  Statement No.
                         2-64102, Exhibit  2(b)(29); Registration Statement
                         No.  2-66457,  Exhibits  2(b)(30)   and  2(b)(31);
                         Registration   Statement   No.  2-69217,   Exhibit
                         2(b)(32);  Registration   Statement  No.  2-86237,
                         Exhibit 4(b); Registration Statement No. 33-11723,
                         Exhibit 4(b); Registration Statement No. 33-17003,
                         Exhibit 4(a)(ii); Registration  Statement No.  33-
                         30964,  Exhibit  4(b); Registration  Statement No.
                         33-40720, Exhibit 4(b); Registration Statement No.
                         33-45219, Exhibit 4(b); Registration Statement No.
                         33-50112,  Exhibits  4(b)  and 4(c);  Registration
                         Statement No. 33-53410, Exhibit 4(b); Registration
                         Statement No. 33-59834, Exhibit 4(b); Registration
                         Statement  No. 33-50229,  Exhibits 4(b)  and 4(c);
                         Registration  Statement   No.  33-58431,  Exhibits
                         4(b), 4(c), 4(d)  and 4(e); Registration Statement
                         No. 333-01049, Exhibits 4(b) and 4(c)].

          * 4(b)    -    Copy of Supplemental Indenture,  dated as of March
                         1, 1996,  between the  Company  and Bankers  Trust
                         Company,   providing   for    the   issuance    of
                         $100,000,000  principal  amount of  First Mortgage
                         Bonds,  6-3/8%  Series  due  March  1,   2001  and
                         $100,000,000  principal  amount of  First Mortgage
                         Bonds, 6.80% Series due March 1, 2006.

          * 4(c)    -    Copy of form of proposed Supplemental Indenture to
                         be entered into  between the  Company and  Bankers
                         Trust Company, as Trustee, for the New Bonds.

          * 4(d)    -    Copy of  form of proposed Indenture  to be entered
                         into   between  the  Company   and  Bankers  Trust
                         Company, as Trustee, for the Unsecured Notes.

          * 4(e)    -    Copy of form of proposed Supplemental Indenture to
                         be entered  into between  the Company and  Bankers
                         Trust  Company,  as  Trustee,  for  the  Unsecured
                         Notes.

          * 5       -    Opinion of Simpson Thacher & Bartlett with respect
                         to the Debt Securities.

           12       -    Statement  re  Computations  of Ratios  [Quarterly
                         Report on Form 10-Q of the Company for the period ended September 30, 1996, File No. 1-3457, Exhibit
                         12].

          *23(a)    -    Consent of Deloitte & Touche LLP.

           23(b)    -    Consent of Simpson Thacher & Bartlett (included in
                         Exhibit 5 filed herewith).

          *23(c)    -    Consent of Hunton & Williams.

          *23(d)    -    Consent of Robinson & McElwee.

          *23(e)    -    Consent of Hunter, Smith & Davis, LLP.

          *24       -    Powers of Attorney and resolutions of the Board of
                         Directors of the Company.

          *25(a)    -    Form T-1 re  eligibility of Bankers  Trust Company
                         to act  as Trustee  under the First  Mortgage Bond
                         Indenture.

          *25(b)    -    Form T-1  re eligibility of Bankers  Trust Company
                         to  act  as  Trustee  under  the  Unsecured   Note
                         Indenture.